PETER K. BOYLE
                                 Attorney at Law
              220 Montgomery Street #1094, San Francisco, CA 94104
                        TEL 415-421-0090 FAX 415-221-9501


                                September 7, 2004


Board of Directors
Anglotajik Minerals Inc.
433 N. Camden Drive
4th Floor, Suite 110
Beverly Hills, CA 90210

         Re:  S-8 Registration for Anglotajik Minerals Inc.

Dear Board of Directors:

I have acted as special securities counsel for Anglotajik Minerals Inc., a Nevada corporation ("Company"). You have requested my opinion in connection with the registration by the Company of 12,000,000 shares ("Shares") of its common stock to be issued pursuant to a registration statement on Form S-8 to be filed with the United States Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"). Such registration statement, as amended or supplemented, is referred to herein to as the "registration statement." The shares are to be issued from time to time under the Company's "2004 Stock, Option and Restricted Stock Benefit Plan" (the "Plan"). You have represented to me that:

     1. The Company is current in its reporting responsibilities to the Commission as mandated by the Securities Exchange Act of 1934, as amended.

     2. The shares will be issued to employees of the Company and its subsidiaries and to other individuals who contribute to the success of the Company, as compen- sation for their bona-fide services on behalf of the Company, which were not in connection with the offer or sale of securities in a capital raising transaction, and which did not directly or indirectly promote or maintain a market for the Company's securities.

     3. The Shares are to be issued to these individuals from time to time pursuant to action and approval by the board of directors of the Company. These Shares reg- istered pursuant to the Registration Statement which are issued to persons who are not deemed to be affiliates of the Company, as defined in Rule 405 under the Act, will be issued without a restrictive legend.

     I have read such documents as have been made available to me. For purposes of this opinion, I have assumed the authenticity of such documents. Based on the information supplied to me, it is my opinion that the Company may avail itself of a Registration Statement on Form S-8, and that it is qualified to do so. Further, subject to the limitation set forth in the Company's Articles of


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Incorporation with respect to the maximum number of shares of common stock that the Company is authorized to issue, and assuming that the Shares will be issued as set forth in the Plan and the Registration Statement, at a time when effective, and that the Company will fully comply with all applicable securities laws under the Act, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated pursuant to said Acts, and in those states and foreign jurisdictions in which the Shares may be sold, it is my opinion that, upon proper and legal issuance of the Shares and receipt of the consideration to be paid for the Shares, the Shares will be validly issued, fully paid, and non-assessable shares of the Company's common stock.

This opinion does not cover any matters related to any re-offer or re-sale of the Shares by any Plan participants, once properly and legally issued pursuant to the Plan as described in the Registration Statement.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. I also consent to the reference to this firm wherever it appears in the Registration Statement, and any amendments thereto. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-8 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities issuable under the Plan.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. I assume no obligation to revise or supplement this opinion should the present federal laws of the United States or the laws of the State of California be changed by legislative action, judicial decision or otherwise. This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.


                                            Sincerely,


                                            /s/ PETER K. BOYLE
                                            ---------------------------------
                                            Peter K. Boyle, Attorney at Law





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